                                                                   Exhibit 10.23

                       SEPARATION AGREEMENT AND RELEASE

     THIS Separation Agreement and Release ("Agreement") is entered into effective as of March 26, 2001, between MICHAELS STORES, INC. ("Michaels") and JOHN C. MARTIN ("Employee").

     WHEREAS, Employee has been an employee and an officer of Michaels, and in such capacities has performed services for Michaels; and

     WHEREAS, Employee wishes to resign from his position as President and Chief Operating Officer of Michaels effective as of March 26, 2001; and

     WHEREAS, Employee wishes to continue to perform services for Michaels as a non-officer employee as directed by Michaels' Chief Executive Officer through May 12, 2001; and

     WHEREAS, the parties wish to set forth in full their agreement regarding certain matters;

     NOW, THEREFORE, in consideration of the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     Section 1. RESIGNATION AS OFFICER; CONTINUED EMPLOYMENT. Employee hereby resigns from his position as President and Chief Operating Officer of Michaels and from any position he holds with any subsidiary or affiliate of Michaels effective as of March 26, 2001. Employee shall remain a non-officer employee of Michaels beginning March 27, 2001 through, but only through, May 12, 2001 (the "Continued Employment Period"), and for his services as such shall be compensated at a rate equal to his current base salary, subject to all applicable or customary withholding requirements, and in accordance with Michaels' customary payroll practices , for such period. Michaels (a) will provide Employee with a cellular telephone, fax machine, telephone charge card and the Michaels-owned Lexus automobile currently in his possession to facilitate his performance of the duties of such continued employment and (b) will reimburse Employee for all reasonable out-of-pocket expenses necessarily incurred in the performance of such duties and which are consistent with Michaels' expense reimbursement policies. During the Continued Employment Period, Employee shall provide such services for Michaels as the Chief Executive Officer of Michaels shall from time to time reasonably request. Such services are contemplated to include, but not necessarily be limited to, advice, consultation and/or other services related to merchandising and/or inventory-related strategies, programs and processes. In providing services during the Continued Employment Period, Employee shall be at all times subject to the direction and supervision of the Chief Executive Officer of Michaels. Employee will not be entitled to any bonus, prorated or otherwise, for Michaels' 2001 fiscal year.

     Section 2. SALARY CONTINUATION. Despite the termination of Employee's employment effective as of May 12, 2001, Michaels agrees to continue payment of Employee's base salary for up to twelve (12) months, subject to all applicable or customary withholding requirements,

                                                                   Exhibit 10.23

beginning May 13, 2001 until the earlier to occur of (a) May l2, 2002 or (b) the date upon which Employee first violates any term or provision of this Agreement (the "Severance Period").

     Section 3. HEALTH CARE BENEFITS. Through May 12, 2001, Employee will remain entitled to benefits under Michaels' officer health insurance plan; provided, however, that such benefits shall be limited to those that are reasonable and consistent with Employee's past practice. During the Severance Period, Michaels will provide health care benefits to Employee on the same terms as such benefits are provided to non-officer employees until the earlier to occur of (a) May 12, 2002 or (b) the date upon which Employee becomes eligible for health care benefits with another employer. Employee acknowledges that he is responsible for the employee portion of the premium for such non-officer health care benefits, which will be deducted from Employee's salary continuation payments provided for in Section 2 of this Agreement. Employee further acknowledges that he is obligated to notify Michaels of his eligibility at any time prior to May 12, 2002 for health care benefits with another employer. Upon the termination of such health care benefits hereunder, Employee shall be eligible to elect health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

     Section 4. STOCK OPTIONS. Employee acknowledges and agrees that all options to purchase shares of Michaels Common Stock granted to him pursuant to the terms of Michaels' 1997 Stock Option Plan (the "Options") are terminated effective May 12, 2001, except as specifically provided in the Non-Statutory Stock Option Agreements between Michaels and Employee evidencing the Options, to the effect that the Option evidenced by each such Non-Statutory Stock Option Agreement shall terminate on the 30th calendar day (i.e., June 11, 2001) following the date of termination of the employment of Employee, which date of termination is May 12, 2001. Employee acknowledges and agrees that he has no rights in, to or under the Options or the Non-Statutory Stock Option Agreements evidencing the Options except as specifically set forth in this Section 4.

     Section 5. RESUME PREPARATION; OUTPLACEMENT SERVICES. In anticipation of the termination of Employee's employment effective as of May 12, 2001, Michaels will pay directly, or will reimburse Employee for, expenses incurred in connection with the preparation of Employee's resume. In addition, during the period beginning May 13, 2001 and ending August 12, 2001, Michaels will pay directly, or will reimburse Employee for, expenses incurred in connection with outplacement services for Employee's benefit. Notwithstanding the foregoing, however, in no event will Michaels be liable hereunder for expenses incurred in connection with the preparation of Employee's resume and/or in connection with outplacement services for Employee's benefit in a total amount in excess of $7,500 in the aggregate.

     Section 6. TAXES. Employee shall pay and be solely liable for all income and other taxes and charges imposed as a result of payments made or other benefits provided to him pursuant to this Agreement.

                                                                   Exhibit 10.23

     Section 7. EFFECTIVENESS. Upon the expiration of the 7-day revocation period described in Section 30 below, this Agreement will become effective as of the date first set forth above, unless Employee revokes this Agreement during such revocation period. If this Agreement becomes effective, it may not thereafter be revoked by either party.

     Section 8. THIRD-PARTY LITIGATION. Employee agrees to make himself reasonably available to Michaels and its subsidiaries and affiliates in connection with any pending or threatened claims, charges or litigation in which Michaels or any of its subsidiaries or affiliates is now or may become involved, or any other claims or demands made against or upon Michaels or any of its subsidiaries or affiliates, regardless of whether or not Employee is a named defendant in any particular case.

     Section 9. MICHAELS PROPERTY. Following the expiration of the Continued Employment Period, Employee may retain and use the cellular telephone, fax machine and telephone charge card provided to him pursuant to
Section 1 until the earlier to occur of (a) the expiration of the Severance Period or (b) the date upon which Employee accepts employment with another employer or engagement with any other person or entity as a consultant, advisor or otherwise. During such period of permitted continued use by Employee, Michaels will pay directly, or will reimburse Employee for, expenses incurred in connection with the use of such items; provided, however, that Michaels' liability for expenses related to the use of such cellular telephone and telephone charge card shall not exceed $200 in any month and provided, further, that Employee shall be liable for, and shall indemnify Michaels in respect of, any expenses related to the use of such cellular telephone and telephone charge card in excess of $200 in any month. Employee shall return to Michaels such cellular telephone, fax machine and telephone charge card immediately following the expiration of the period of their permitted continued use by Employee as described above. Employee shall promptly, on or before May 12, 2001, return to Michaels all other property of Michaels in Employee's possession or subject to his control, including without limitation any laptop computers, keys, credit cards, reports and files. Employee shall not alter any Michaels computer files in any way after May 12, 2001.

     Section 10. AUTOMOBILE. Until May 12, 2001, Employee may purchase the Michaels-owned Lexus automobile currently in his possession at the price of $25,000.

     Section 11. ADVICE IN WRITING. Employee represents and agrees that he was advised by Michaels in writing, by the letter to him enclosing this Agreement, to consult with an attorney of his choice prior to signing this Agreement.

     Section 12. PERIOD OF CONSIDERATION. Employee represents and agrees that Michaels has given him at least twenty-one (21) days to consider whether to execute this Agreement and during that time he has had this Agreement in his possession.

     Section 13. VOLUNTARY ACT. Employee represents and agrees that he is fully aware of his right to discuss any and all aspects of this matter with an attorney of his choice, that he has carefully

                                                                   Exhibit 10.23

read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement.

     Section 14. RELEASE. As a material inducement to Michaels to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges Michaels and each of Michaels' present and former stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries and affiliates (and agents, directors, officers, employees, representatives and attorneys of such divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively, "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including without limitation attorney's fees and costs actually incurred), of any nature whatsoever (other than liabilities, claims, obligations and other rights arising solely under this Agreement), known or unknown ("Claim" or "Claims"), which Employee now has, owns, or holds, or claims to have, own, or hold, or which Employee at any time heretofore had, owned, or held, or claimed to have, own, or hold, against each or any of the Releasees, including but not limited to (a) Claims of age discrimination under the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"); (b) any and all Claims related to Employee's employment with Michaels; and (c) any and all Claims related to the termination of Employee's employment with Michaels. Employee understands and acknowledges that this Agreement does not waive rights or claims under the ADEA or comparable state law that may arise after the date this Agreement is executed and does not waive his right to challenge this Agreement's waiver of ADEA claims under the Older Workers Benefit Protection Act. Employee represents and warrants to Michaels that Employee has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any Claim or any portion thereof or interest therein.

     Section 15. CONFIDENTIAL INFORMATION. Employee agrees to hold confidential, and not to disclose to any person, firm, corporation, partnership or other entity, any trade secret or Confidential Information (as defined below) gained in the course of his employment with Michaels concerning Michaels and/or any of its affiliates, subsidiaries, parents, predecessors or related entities, except if such disclosure is required by law or legal process. "Confidential Information" shall include, without limitation, information concerning strategic plans, financial affairs, operating policies and procedures, vendor information, product or pricing information, marketing plans, supply chain strategies, store sales, e-commerce plans or results, personnel policies and practices, business or market development plans, forecasts, proprietary statistics, reports or merchandising or inventory- related strategies, programs or processes. Employee agrees not to remove any trade secret or Confidential Information from Michaels, not to request that others do so on his behalf, and promptly to return any trade secret or Confidential Information in his possession as of May 12, 2001 (or earlier upon request) to Michaels.

     Section 16. NONDISCLOSURE OF AGREEMENT. Employee agrees that the contents of this Agreement, including without limitation its terms and any monetary or other consideration provided for herein, shall not be disclosed, released or communicated by Employee to any person, including

                                                                   Exhibit 10.23

natural persons, corporations, partnerships, limited partnerships, joint ventures, sole proprietorships or other business entities, and that all terms of this Agreement shall remain confidential, except (a) for the purpose of enforcing this Agreement, (b) with respect to disclosures to members of Employee's immediate family and his attorneys, accountants and potential employers, and (c) to the extent disclosure may be compelled by court order or legal process. In the event that such a disclosure is sought to be compelled from Employee by court order or legal process, whether by subpoena or otherwise, Employee shall immediately provide written notice to Michaels of such request and shall also provide any assistance which is reasonably necessary in order to insure compliance with this provision of this Agreement. Employee agrees and understands that this nondisclosure provision is a material provision of this Agreement.

     Section 17. NON-DENIGRATION. Michaels and Employee each agree not to criticize, denigrate or otherwise speak adversely against the other in regard to past or present activities.

     Section 18. NON-SOLICITATION. Employee agrees that, until after May 12, 2002, Employee will not solicit, entice or otherwise induce any employee of Michaels (or of any subsidiary or affiliate of Michaels) to leave the employ of Michaels (or any such subsidiary or affiliate) for any reason whatsoever, nor will Employee directly or indirectly hire or aid, assist or abet any other person or entity in soliciting or hiring any employee of Michaels (or of any such subsidiary or affiliate).

     Section 19. NO REEMPLOYMENT. Employee agrees not to seek or apply for reemployment with Michaels or any subsidiary or affiliate of Michaels.

     Section 20. EQUITABLE REMEDIES. Employee expressly affirms and recognizes that this Agreement contains obligations which, in the event of his breach thereof, afford Michaels no adequate remedy at law. As a result thereof, in the event of Employee's breach, or threatened breach, of any term or provision contained in this Agreement, Employee agrees that Michaels shall be entitled to both temporary and permanent injunctive relief. The right of Michaels to such relief shall not be construed to prevent Michaels from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available to it for such breach or threatened breach, specifically including without limitation the recovery of monetary damages.

     Section 21. EXPENSES OF COUNSEL. In the event Employee in any respect breaches the terms and conditions of this Agreement, or threatens to do the same, and in the event that it becomes necessary for Michaels to employ legal counsel to enforce any provision of this Agreement or to seek or obtain relief through legal proceedings on account of such breach or threatened breach of this Agreement, Employee shall pay to Michaels reasonable attorneys' fees, as well as all court costs, disbursements and other expenses of any nature whatsoever, which Michaels may expend or incur in connection with the enforcement of this Agreement or of any rights and remedies provided by this Agreement. However, Employee understands that nothing in this Agreement is intended to interfere with or deter his right to challenge the waiver of an ADEA claim or the filing of an ADEA charge

                                                                   Exhibit 10.23

or ADEA complaint with the Equal Employment Opportunity Commission or to participate in any investigation or proceeding conducted by that agency.

     Section 22. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by both of the parties hereto.

     Section 23. ASSIGNMENT. Neither this Agreement nor any right or obligation created hereby shall be assignable by either party hereto, without the express written permission of the other party, except by operation of law, including, but not limited to, the applicable laws of descent and distribution.

     Section 24. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and supersedes any and all other agreements between the parties hereto with respect to the subject matter hereof.

     Section 25. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS. THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS.

     Section 26. ENFORCEABILITY/REFORMATION. If any court of competent jurisdiction determines that any of the provisions hereof, or any parts thereof, are invalid or unenforceable, the other provisions and the remainder of any of the provisions so impaired shall not thereby be affected and shall be given full effect, without regard to the invalid provisions or portions of provisions. Notwithstanding the foregoing, it is the intent of each of the parties that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law. If any court of competent jurisdiction determines that any of the provisions of this Agreement, or any parts thereof, are unenforceable under applicable laws or public policies, it is the intent of the parties, and the parties hereby request, that the court reform such provisions in such manner as such court may determine is necessary to make such provisions enforceable.

     Section 27. HEADINGS. The headings, captions and arrangements used herein are for convenience only and shall not be deemed to limit, amplify or modify the terms hereof, nor affect the meaning thereof.

     Section 28. MULTIPLE COUNTERPARTS. This Agreement has been executed in a number of identical counterparts, all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     Section 29. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and permitted assigns.

     Section 30.    REVOCATION PERIOD. It is expressly agreed that for seven
(7) days following execution of this Agreement by Employee, Employee may revoke this Agreement; it is further

                                                                   Exhibit 10.23

expressly agreed by the parties that this Agreement shall not become effective and/or fully made and enforceable until the seven (7) day revocation period described above has expired.

                                                                   Exhibit 10.23

      EXECUTED effective as of the date first set forth above.

                              MICHAELS STORES, INC.


                              By:     /s/ Sue Elliott
                                      ---------------------------------------

                              Title:  Senior Vice President - Human Resources
                                      ---------------------------------------



                              /s/ John C. Martin
                              ------------------------------------
                              JOHN C. MARTIN

                                                                   Exhibit 10.23

                                ACKNOWLEDGMENTS

STATE OF TEXAS       Section
                     Section
COUNTY OF DALLAS     Section


     BEFORE ME, the undersigned authority, on this day personally appeared Sue Elliott, Senior V.P. - HR of MICHAELS STORES, INC., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

     GIVEN under my hand and seal of office this 17th day of April, 2001.


                                   /s/ Veronica Larsen
                                   --------------------------------
                                   Notary Public in and for the
                                   State of Texas


                                   Veronica Larsen
                                   --------------------------------
                                   Notary's Printed Name and
                                   Commission Expiration


STATE OF TEXAS          Section
                        Section
COUNTY OF DALLAS        Section


     BEFORE ME, the undersigned authority, on this day personally appeared JOHN C. MARTIN, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL on this 16th day of April, 2001.


                                   /s/ Judy Rene Myre
                                   --------------------------------
                                   Notary Public in and for the
                                   State of Texas


                                   Judy Rene Myre
                                   --------------------------------
                                   Notary's Printed Name and
                                   Commission Expiration